UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2006 (May 10, 2006)
SYNAGRO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 0-21054

DELAWARE	88-0219860

(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)
1800 BERING DRIVE, SUITE 1000, HOUSTON, TEXAS 77057
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 369-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
     On May 10, 2006, Synagro Technologies, Inc. (the “Company”) entered into an underwriting agreement with the selling stockholders named therein, and Banc of America Securities LLC, as underwriter (the “Underwriting Agreement”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.
     Pursuant to the Underwriting Agreement, the Company and the selling stockholders agreed to sell and the underwriter agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, 17,129,710 shares of the Company’s common stock, par value $0.002 per share, at a price per share of $4.15, less applicable underwriting discounts and commissions, plus up to an additional 2,000,000 shares issuable upon the exercise, if any, of a 30-day option granted by the Company to the underwriter to purchase additional shares.
     The Company and the selling stockholders have agreed to indemnify the underwriter against various liabilities in certain circumstances, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the selling stockholders and customary conditions to closing.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement, dated as of May 10, 2006, among the Company, the Selling Stockholders listed in Schedule A thereto, and Banc of America Securities LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: May 11, 2006

SYNAGRO TECHNOLOGIES, INC.

By:	/s/ J. PAUL WITHROW (Senior Executive Vice President &
Chief Financial Officer)

EXHIBIT INDEX
1.1	Underwriting Agreement, dated as of May 10, 2006, among the Company, the Selling Stockholders listed in Schedule A thereto, and Banc of America Securities LLC.

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